[LOGO OMITTED]

FOR IMMEDIATE RELEASE
---------------------


                  ATX COMMUNICATIONS, INC. ANNOUNCES FINANCIAL
                  RESULTS FOR THE QUARTER ENDED MARCH 31, 2003

        ATX reports sixth consecutive quarter of EBITDA positive results



Bala Cynwyd, PA (May 15, 2003) - ATX Communications, Inc. ("ATX" or the "Company") (OTCBB: COMM), which, through its subsidiaries, is an integrated communications provider, today announced its consolidated operating results for the quarter ended March 31, 2003.

The Company's EBITDA (before corporate expense) for the quarter ended March 31, 2003 increased to $5.4 million from $4.0 million for the same period in 2002. The Company generated positive EBITDA (as defined in "Financial Results" below) results for the first time in the fourth quarter of 2001 and has now reported positive EBITDA results in each of the last six quarters.

"The results we achieved in the first quarter of 2003 indicate continued execution of the business plan we embarked upon approximately two years ago," said Thomas Gravina, President and CEO. "In the midst of a very difficult economic environment, particularly for the telecommunications sector, we have continued to perform by delivering our sixth straight quarter of EBITDA positive results.

"We continue to see demand for our integrated communications products and services across our markets. Customers are realizing the benefits of partnering with ATX -- value-added products and services, coupled with high quality customer service, make a compelling proposition to current and prospective customers.

"In the first quarter, we experienced further new customer additions in industries ranging from gaming and beverage to non-profit, legal services, manufacturing and media. We are proud of the fact that our products and services appeal to a broad range of industries and potential customers, and we will continue to focus on expanding our diverse customer base.

ATX Communications, Inc.
Page 2 of 8

"Lastly, with the recent launch of on-net services in our Southern footprint, which includes the greater Washington D.C./Baltimore area, we now are able to offer our complete integrated product set in nearly our entire Eastern footprint. We believe this will further allow us to expand our diverse service offerings to the existing and prospective customers in our markets.

"We are pleased with our continued progress in this difficult environment, and thank our customers, employees and suppliers for their contribution to our positive results in the first quarter."

The components of EBITDA as defined by the Company are set forth in the results summarized under the heading "Financial Results". This definition is consistent across the periods referred to in this release.

                              OPERATING HIGHLIGHTS

ATX continued to focus on its most profitable markets and products, as well as on executing numerous operating initiatives, which led to continued improvements in the Company's results.

Subscriber data

ATX had the following subscribers as of March 31, 2003:

--------------------------------------------------------------------------------
                                                           March 31, 2003
                                                           --------------
--------------------------------------------------------------------------------
Business Local Access Lines                                   236,600
--------------------------------------------------------------------------------
Residential Local Access Lines                                 46,600
--------------------------------------------------------------------------------
Toll-related Access Line Equivalents                          532,200
--------------------------------------------------------------------------------
Internet Subscribers                                          273,700
--------------------------------------------------------------------------------
Other Data Customers (1)                                       32,000
--------------------------------------------------------------------------------
(1) Other data customers included Point-to-point Data, Frame Relay, Web Development, Web Hosting, E-commerce, Co-location, and other related customers.

ATX Communications, Inc.
Page 3 of 8

Revenue Breakdown

ATX's revenues for the year ended March 31, 2003 were attributable to the following service categories:

                                                               Q1 2003
                                                               -------
Local Exchange Services                                         33.9%
Internet, Data and Web-related Services                         29.6%
Toll-related Telephony Services                                 25.4%
Other Revenue(1)                                                11.1%
                                                          ----------------
     Total                                                       100%

(1)  Other  includes   carrier  access   billing,   reciprocal
compensation, wireless, paging, and information services.

Profitability Initiatives

         The following table shows the improvement in our operating expenses; selling, general and administrative expenses; and our corporate expenses between the fourth quarter of 2000 and the first quarter of 2003. These improvements amounted to a total of approximately $158 million on an annualized basis.



(in thousands)                                  Three Months Ended
                                        ------------------------------------    Amount of        Percentage
                                         March 31, 2003     December 31,       Improvement       Improvement
                                                                 2000          Q4'00-Q1'03       Q4'00-Q1'03
                                        ----------------- ------------------ ----------------- ----------------
Operating Expenses                               $45,960           $ 65,002           $19,042        29%
Selling, Gen'l & Admin. Expenses                  19,575             38,414            18,839        49%
Corporate Expenses                                 2,097              3,759             1,662        44%
                                        ----------------- ------------------ ----------------- ----------------
    Total                                        $67,632           $107,175           $39,543        37%
                                        ================= ================== ================= ================



The  improvements  shown above have  resulted  from a variety of  measures.  The
Company focuses on reviewing its product portfolios to drive maximum profitability while also scrutinizing all SG&A costs to reduce inefficiencies and improve processes. These initiatives include: network operations and asset consolidation; higher gross margin for delivery of telephony services via UNE, UNE-P, and EEL; elimination of products that do not meet profitability targets; and consolidation of business service and residential service operations. In addition, during this period, the Company successfully negotiated improved terms and conditions as well as one-time settlements with many of its key vendors, which contributed to the reduction in expenses.

ATX Communications, Inc.
Page 4 of 8


Other Initiatives

ATX has completed numerous operational successes, including the establishment of many representative customer relationships and other key advancements:

o ATX has secured an agreement with the D. G. Yuengling Brewery, America's oldest brewery, established in 1829 in Pottsville, Pennsylvania. Yuengling is utilizing the ATX SmartPackSM solution bundling its local exchange carrier and inter-exchange carrier services at three locations, including its original brewery and museum in Pottsville and a new brewery in St. Clair, PA.

o The Borgata, a $1 billion casino opening in June 2003 in Atlantic City, New Jersey, has selected ATX as its primary Internet Service Provider. ATX will be providing the casino with high bandwidth Internet connectivity through a DS3 with redundancy. The Borgata, a joint venture between Boyd Gaming and MGM MIRAGE, will feature 2,002 guest rooms and suites, 11 restaurants, a 1,000-seat theater, 11 specialty boutiques, a 135,000-square-foot casino, a full-service European spa, 70,000 square feet of event space, and parking for 6,300 cars.

o ATX has expanded its relationship with IKON Office Solutions, the world's largest independent distributor of document management products and services. ATX is providing IKON, an ATX customer since 1999, with three additional high capacity (T1) circuits to connect more of its nationwide sites to its network for voice and WAN services. ATX is already providing multiple point-to-point T1s for IKON locations throughout Pennsylvania, Maryland, and Virginia.

o KidsPeace, a private, not-for-profit charity dedicated to serving the critical behavioral and mental health needs of children, preadolescents, and teens, has selected ATX for dedicated inter-exchange carrier services at its headquarters in Orefield, Pennsylvania to handle all inbound calls at its offices, hospital, and help line.

o Scherers Conferencing, Inc., a privately held company in Worthington, Ohio specializing in audio and web conferencing, has partnered with ATX for its voice and Internet services. ATX is providing Scherers with DS3 circuits, high-speed (T1) Internet connectivity, digital Centrex lines, international toll-free service and inter-exchange carrier services. ATX will be using Scherers new conferencing platform for internal needs as well as an offering to its customer base.

o Clipper Magazine, Inc. has selected ATX for dedicated inter-exchange carrier and "casual calling" services at its headquarters in Mountville, Pennsylvania. Clipper Magazine publishes over 290 individual market editions of its advertising magazines, reaching approximately 100 million American homes with full-color ads featuring money saving offers.

ATX Communications, Inc.
Page 5 of 8

o ATX has extended its ten-year relationship with the regional law firm of Fox Rothschild LLP. ATX is supplying Fox Rothschild, with more than 250 lawyers practicing in eight regional offices throughout the mid-Atlantic region, with point-to-point high-speed (T1) connections at all of its offices, as well as dedicated inter-exchange carrier and Internet services. The firm will also continue to manage its entire ATX account with the ATX Insight(R) online tool.

o Associated Wholesalers, Inc., a full service wholesale cooperative food distributor servicing the New England and Mid-Atlantic regions, is taking advantage of ATX's dedicated inter-exchange carrier services at its headquarters in Robesonia, Pennsylvania. Additionally, the Company is providing Associated Wholesalers with switched inter-exchange carrier services at its Pennsylvania locations, including all NELLS locations, Associated Wholesalers' retail division.



                               OTHER DEVELOPMENTS

Amendment to the Company's Senior Credit Facility

On March 31, 2003, the Company entered into an amendment to its senior secured credit facility. Under this amendment, the lenders under the facility agreed to defer interest payments on the outstanding loans during the period beginning March 12, 2003 until February 2, 2004. In addition, the required principal payment reductions originally scheduled for 2003, which totaled $1.95 million, were deferred until February 2, 2004. The lenders have also agreed to waive and/or amend certain financial covenants set forth in the credit agreement until January 31, 2004, and also added other financial covenants during 2003, in order to better reflect our current operations. The Company intends to utilize the increased liquidity afforded by the amendment to invest in several areas of its core operations. In addition, during this period, the Company intends to seek and consider strategic alternatives in order to reduce the overall indebtedness of the Company, including amounts under the senior secured credit facility. Such strategic alternatives may include, among other things, debt or equity financings or refinancings, recapitalizations, restructurings, mergers and acquisitions or other transactions. Although this Amendment provides the Company with significant relief from cash obligations under the Credit Agreement until February 2, 2004, there can be no assurance that the financial and other covenants under the facility will continue to be met, that the Company will be successful identifying or implementing one or more strategic alternatives to reduce the Company's indebtedness, or that the Company will have the cash available to fund the required deferred interest and principal payments on or before February 2, 2004, the date on which such payments become due.

ATX Communications, Inc.
Page 6 of 8

                                FINANCIAL RESULTS

                            ATX Communications, Inc.
                      Consolidated Statement of Operations

                                   (Unaudited)



                                                          Three Months Ended March 31,
                                                          2003                    2002
                                                      -----------------------------------

 Revenues                                             $ 70,959,000           $ 74,311,000

 Costs and expenses
 Operating                                              45,960,000             48,038,000
                                                      ------------           ------------
     Gross Profit                                     $ 24,999,000           $ 26,273,000

 Selling, general and administrative                    19,575,000             22,313,000
                                                      ------------           ------------
   EBITDA before corporate expense(1)                 $  5,424,000           $  3,960,000

 Corporate                                               2,097,000              1,698,000
 Recapitalization costs                                       --                1,182,000
 Depreciation                                            3,765,000              8,881,000
 Amortization                                                 --                   84,000
                                                      ------------           ------------
 Operating loss                                       ($   438,000)          ($ 7,885,000)

 Other income (expense)
 Interest expense and other, net                        (4,511,000)            (3,769,000)
                                                      ------------           ------------
 Net loss                                             $ (4,949,000)          $(11,654,000)
                                                      ============           ============

 Basic and diluted net loss per common share          $      (0.17)          $      (0.39)
                                                      ============           ============

 Weighted average number of shares                      29,667,000             30,000,000
                                                      ============           ============




(1) EBITDA (as defined) is a non-GAAP financial measure that is provided because it is commonly used in the communications industry to measure operating performance. EBITDA (as defined) is defined as net loss before income taxes, interest expense, interest income, depreciation and amortization, recapitalization costs, and corporate expense (where indicated). The Company believes that EBITDA (as defined) is useful because it illustrates the Company's operating income before various non-cash charges, expenses related to non-recurring or reorganization events, and expenses for activities that are corporate in nature and, therefore, are not directly related to the operations of the Company's subsidiaries. EBITDA (as defined) should not be construed as an alternative to operating income or cash flows from operating activities, both of which are determined in accordance with generally accepted accounting principles, or as a measure of liquidity. Because it is not calculated under generally accepted accounting principles, the Company's EBITDA (as defined) may not be comparable to similarly titled measures used by other companies.

ATX Communications, Inc.
Page 7 of 8
                         DISCUSSION OF OPERATING RESULTS

The decrease in revenues to $70,959,000 from $74,311,000 was primarily attributable to a decrease in local exchange revenues and Internet, data and web related services offset by an increase in toll-related telephony services and other revenue.

Operating costs include direct cost of sales, network costs and salaries and related expenses of network personnel. Operating costs decreased to $45,960,000 from $48,038,000 due to a decrease in costs as a result of optimization of our network and facilities and reduced headcount.

Selling, general and administrative expenses decreased to $19,575,000 from $22,313,000 due to a decrease in costs as a result of reduced headcount, reduction of our facilities and a revision in our marketing strategies.

Corporate expenses include the costs of our officers and headquarters staff, operating our headquarters and costs incurred for strategic planning and evaluation of business opportunities. Corporate expenses increased to $2,097,000 from $1,698,000 due to increased costs incurred for strategic planning and other corporate activities.

In connection with our recapitalization we incurred costs, which consisted primarily of legal, accounting and printing fees, of $1,182,000 during the three months ended March 31, 2002.

Depreciation expense decreased to $3,765,000 from $8,881,000 primarily as a result of the reduction in the carrying value of our fixed assets during the fourth quarter of 2002 as determined by a fair value analysis performed in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

Amortization expense has been eliminated due to the reduction in the carrying value of our intangible assets as determined by a fair value analysis performed on October 1, 2002 in accordance with SFAS No. 144.

Interest expense and other increased to $4,511,000 from $3,769,000 primarily due to the net effect of an increase in the effective interest rate on our senior secured credit facility and the amortization of debt discount associated with CCL Historical, Inc. 6% Convertible Subordinated Notes. The effective interest rate on our senior secured credit facility during the three months ended March 31, 2003 and 2002 was 7.01% and 6.86%, respectively.

ATX Communications, Inc.
Page 8 of 8


About ATX
Founded in 1985, ATX Communications, Inc. is a holding company which, through various wholly-owned subsidiaries, is a facilities-based integrated communications provider offering local exchange carrier and inter-exchange carrier telephone, Internet, e-business, high-speed data, and wireless services to business and residential customers in targeted markets throughout the Mid-Atlantic and Midwest regions of the United States. Through its various subsidiaries, ATX currently serves approximately 335,000 business and residential customers. For more information about ATX, please visit www.atx.com.


Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
- Certain statements contained herein constitute "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. When used herein, the words, "believe," "anticipate," "plan," "will," "expects," "projects," "positioned," "strategy," "targeted" and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from those contemplated, projected, forecasted, estimated or budgeted, whether expressed or implied, by such forward-looking statements. Such factors include, without limitation, the following: the ability of the Company to obtain trade credit and shipments and terms with vendors and service providers for current orders; the Company's ability to maintain contracts that are critical to its operations; the ability to remain in compliance with all required ratios and covenants contained in agreements governing its outstanding indebtedness; the Company's ability to identify or implement one or more strategic alternatives to reduce the Company's indebtedness; the ability of the Company to generate sufficient cash to fund its interest and principal payments when such payments become due; potential adverse developments with respect to the Company's liquidity or results of operations; the ability to fund and execute its business plan; the ability of the Company to continue as a going concern; potential adverse developments resulting from litigation; the ability to attract, retain and compensate key executives and associates; the ability of the Company to attract and retain customers; general economic and business conditions, technological developments, the Company's ability to continue to design networks, install facilities, obtain and maintain any required governmental licenses or approvals and finance construction and development, all in a timely manner at reasonable costs and on satisfactory terms and conditions, as well as assumptions about customer acceptance, churn rates, overall market penetration and competition from providers of alternative services, the impact of restructuring and integration actions, the impact of new business opportunities requiring significant up-front investment, interest rate fluctuations and availability, terms and deployment of capital. The Company assumes no obligation to update the forward-looking statements contained herein to reflect actual results, changes in assumptions or changes in factors affecting such statements.

For further information, please contact Winston Black, Director - Corporate Development at (212) 509-4166.

                                       ###